UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 8, 2023

Better For You Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	87-2903933
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1349 East Broad Street Columbus, OH 43205
(Address of principal executive offices, including zip code)

(614) 368-9898
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company
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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 8, 2023, the stockholders of Better For You Wellness, Inc., a Nevada corporation (the “
Company
”), acted by way of non-unanimous majority written consent action (in lieu of a special meeting of stockholders) to approve an amendment to the Company’s Articles of Incorporation to increase of the authorized shares of Common Stock from 500,000,000 to 2,000,000,000, par value $0.0001 per share (the “
Amendment
”).

The number of shares giving written consent (i.e., voting) in favor of such matter was
207,898,684
 shares of Common Stock and 700,000 shares of Series A Preferred Stock or (907,898,684 out of 1,119,209,183 votes (81.12%)).

The Amendment will be effective with the filing of the Certificate of Amendment with the Nevada Secretary of State’s office approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Date: December 14, 2023	By:	/s/ Ian James
Ian James, Chief Executive Officer